Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Form S-1 Registration Statement filed on Form S-3 (File No. 333-171315) of iBio, Inc., of our report dated October 13, 2010, except for the matters discussed in Note 12b, as to which the date is November 22, 2010, on our audit of the financial statements of iBio, Inc. as of June 30, 2010 and for the year then ended. We also consent to the reference to us under the caption “Experts”.

/s/ J.H. Cohn LLP

Eatontown, New Jersey

March 14, 2011